MANAGEMENT EMPLOYMENT AGREEMENT


THIS AGREEMENT made as of this 3rd day of April, 2006, between National Healthcare Technology, Inc., (the "Employer" and/or "Company"), and Brian Harcourt., (the "Employee")

WHEREAS  the Company  carries on the  business  of oil and gas  exploration  and
production,   mineral  lease  purchasing  and  all  activities  associated  with acquiring, operating and maintaining the assets of such operations and;

AND WHEREAS the Board of Directors of the Company considers it to be in the best interests of the Company to enter into this Agreement with the Employee and this Agreement has been duly approved by the Board of Directors of the Company;

NOW THEREFORE this agreement witnesses that in consideration of the foregoing and the mutual covenants and agreements set out below and of other good and valuable consideration, the parties hereby agree as follows:

1. Definitions. Whenever used in this Agreement the following words and phrases shall have the following respective meanings:

         (a) "Business Day" shall mean the day upon which the principal office of all of the chartered banks in are open for the transaction of business.
         (b) "Date of Termination" shall mean the date the Employee ceases to be employed by the Company for whatever reason.


2. Employment.

         (a) Term. The Company will continue to employ the Employee until the Employee's employment is terminated in accordance with the provisions of this Agreement.
         (b) Reporting Relationship and Responsibilities. The Employee will report to the person or position designated by the Company to whom the Employee will be reporting and will discharge such duties and responsibilities as are assigned to the Employee from time to time.
         (c) Service. During the term of employment, Employee will devote his full time, attention, and abilities to furthering the business of the Employer and will faithfully serve the Employer and use his best efforts to promote the interests of the Employer. The Employee shall be responsible for selling working interests, overriding royalty interest, net profit interests, and royalty interests in leases and oil and gas properties owned or controlled by the Company to accredited private investors. The Company agrees that the Employee will be free to hold equity interests in businesses which do not compete with the business of the Employer.

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3.       Compensation.

         (a) Fees. The Employee will receive compensation equal to Twenty Five Thousand Dollars ($25,000) per month payable monthly in advance for advisory services, and management services.
         (b) Shares. The employee will be granted one million eight hundred thousand shares (1,800,000) of common stock upon execution of this employment agreement as a signing bonus. The employee will also be entitled to a termination grant of two million (2,000,000) shares of the common stock of the company. All shares will have piggy back registration rights pursuant to the Company's next registration filing. (b) Warrants. The Employee will be entitled to Three Hundred Thousand (300,000) warrants to purchase the Company's common stock. The exercise price will be based upon the bid price of the stock at the date of this agreement. The option agreement shall be for a period of 12 months after the execution of this agreement. The option agreement is vested after the employee has continued working with the company for a period of six (6) months.
         (c) Expenses. The Employee will be reimbursed for all reasonable expenses on a monthly basis.
         (d) Benefits. The Employee and any of employee's direct sales force will be entitled to participate on equal terms and conditions in all insurance and other benefit plans which the Employer offers to its employees.
         (e) Stock Options. The Employee will be entitled to participate in any stock option program offered by the Employer to its senior executives.

(f) Adjustments. If the Company shall at any time effect a recapitalization, reclassification or other similar transaction of such character that the shares of common stock shall be changed into or become exchangeable for a larger number of shares (a "Stock Split"), then upon the effective date thereof, the number of shares of common stock which Employee shall be entitled to purchase upon the exercise of any warrant or option granted shall be increased in direct proportion to the increase in the number of shares of common stock by reason of such recapitalization, reclassification or similar transaction, and the exercise price shall be proportionally decreased.

If the Company shall at any time effect a recapitalization, reclassification or other similar transaction of such character that the shares of common stock shall be changed into or become exchangeable for a smaller number of shares (a "Reverse Stock Split"), then upon the effective date thereof, the number of shares of common stock which Employee shall be entitled to purchase upon exercise of any warrant or option granted shall be proportionately decreased and the exercise price shall be proportionally increased.

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4.       Termination.

(a) Voluntary Resignation. The Employee may terminate employment with the Employer at any time by giving 30 days notice to the Board of Directors of the Company.
(b) Termination for Just Cause. The Company may terminate the Employee's employment at any time for just cause including:
                   (i) A material breach of any of the provisions of this Agreement by the Employee;
                   (ii) Conviction  of  the  Employee  of  a  criminal   offense
                        punishable by indictment where such cause is not prohibited by law;
                   (iii) Alcoholism,  drug addition or other such dissipation of the Employee;
                   (iv) The absence of the Employee from the  performance of his duties for any reason, other than health related conditions or authorized absence;
                   (v)  Violation of any instructions or rules of the Employer

(c) Termination of Employee without Cause. The Employer shall have the right to terminate the Employee's employment hereunder at any time without cause by giving no less than thirty (30) days notice whereupon:

                   (i) The Employee will be entitled to all earned Fees, Shares, Warrants and Stock Options without setback or extension of exercise dates immediately upon termination.
                   (ii) The Employee shall keep all prepaid expenses.

                  (iii) All  Company   benefits    to  which  the   Employee  is
                        participating will be severed in no less than 30days from date of termination and Employer shall be responsible for all expenses and costs related to those benefits to the severance date of the benefits.

(d) Constructive Dismissal. In the event the Company alters the Employee's remuneration, reporting relationship, or responsibilities to the extent that the Employee has been constructively dismissed, the Employer shall make all the payments and provide the benefits specified in Section 4(c) hereof, from and immediately after the date of such constructive dismissal.

5.       Covenants of the Employee

(a)      Employee's Acknowledgements. The employee acknowledges that:
         (i) The Company and its subsidiaries have carried on and will hereinafter carry on the business of oil and gas exploration and production, mineral lease purchasing and all activities associated with acquiring, operating and maintaining the assets of such operations;
         (ii) In the course of carrying out, performing, and fulfilling his responsibilities to the Company, the employee will have access to and will be entrusted with and receive confidential and proprietary information and trade secrets of the Company ("Confidential Information") relating to the foregoing business, the disclosure of any of which to competitors or the general public may be detrimental to the best interests of the Company;
         (iii) In the course of performing the Employees obligations to the Company, the Employee will be one of the principal representative of the Employer and as such will be significantly responsible for the maintaining or enhancing the goodwill of the Employer;
         (iv) The right to maintain the confidentiality of such Confidential Information and the right to preserve the goodwill of the Employer constitutes proprietary rights which the Employer is entitled to protect.

(b) Non-Disclosure. The Employee agrees that during his employment and for a period of twelve (12) months after he ceases to be employed by the Company for any reason whatsoever, the Employee will not disclose, directly or indirectly, any "Confidential Information or use any Confidential Information for any purpose whatsoever other than for the benefit of the Company, provided that this does not apply to Confidential Information that has become public through no breach of this Agreement on the Employee's part.

6. Injunctions. The Employee hereby acknowledges and agrees that any breach whatsoever of the terms of this Agreement by Employee shall cause, and shall be deemed to be, a breach of his fiduciary obligations to the Company and shall cause serious damages and injury to the Company for which monetary damages would not alone or in part, adequately compensate the Company. Accordingly, the Company agrees that if he should violate any of the terms of this Agreement, the Company shall be entitled, either on its own initiative or with such others as it may decide, to all appropriate remedies, including an interim, interlocutory, or permanent injunction to be issued by any competent court enjoining and restraining the Employee from such wrongful acts.

7. Severability. Each of the sections contained herein shall be and remain separate from, independent of, and servable from all and any other sections herein except as otherwise indicated by the context of this Agreement. Any decision or declaration that one or more of the sections or subsections are null and void shall have no effect on the remaining sections or subsections in this Agreement.

8. Notices. Any notice in writing required or permitted to be given to the Employee shall be delivered personally or mailed by registered mail, postage prepaid, addressed to the Employee at the place of business set forth in this Agreement. Any such notice mailed shall be deemed to have been received by the Employee on the third business day following the date of mailing. Any notice in writing required or permitted to be given to the Company shall be given by registered mail, postage prepaid, addressed to the Company the place of business set forth in this Agreement. Any such notice mailed shall be deemed to have been received by the Company on the third business day following the date of mailing. Such addresses for the giving of notices may be changed by notice in writing.

9. Termination of Prior Agreements. Any previous agreements, written or oral, express or implied, between the Employee and Company relating to the employment and this Agreement are terminated and cancelled, and the Employee and the Company release and forever discharge each other of and from all manners of action, causes of action, claims, and demands whatsoever under or in respect of any such prior agreement.

10. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and contains all of the covenants, representations, and warranties of the respective parties. There are no oral representations or warranties between the parties of any kind. This Agreement may not be amended in any respect except by written instrument, signed by the parties. Any oral amendments or modifications will be of no force or effect and will be void.

11.      General

         (a) Delivery of Records. Upon any termination of employment, Employee shall within ten (10) business days, deliver or cause to be delivered to the Company all books, documents, effects, monies received in trust, or other property belonging to the Company or its subsidiaries or for which the Company or its subsidiaries are liable to others, which are in the possession, charge, control, or custody of the Employee.
         (b) Benefit and Binding Nature of Agreement. This Agreement shall enure to the benefit of and be binding upon the Employee and its heirs, executors, legal personal representatives, and administrators, and upon the Company and its successors and assigns.
         (c) No Derogation. Nothing herein derogates from any rights the Employee may have under applicable law except as set forth in this Section. The parties agree that the rights, entitlements, and benefits set out in this Agreement to be paid to the Employee are in full satisfaction of all rights of the Employee under any statute law or legislation in any other jurisdiction, and any rights or entitlements the Employee may otherwise have as a result of the termination of employment whether against the Company or any of the Company's subsidiaries.
         (d) No Oral Waiver. Neither party may waive or shall be deemed to have waived any rights it or he may have under this Agreement (including under this Section) except to the extent that such waiver is in writing.
         (e) Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada. Each of the parties hereto irrevocably attorney to the jurisdiction of the courts of the State of Nevada with respect to any matters arising out of this Agreement. Each party irrevocably submits to the non-exclusive jurisdiction of any court or arbitrator over any suit, action, or proceeding arising out of or relating to this Agreement.


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

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.


COMPANY



---------------------------------
Authorized Signature
National  Healthcare Technology, Inc.




EMPLOYEE


/s/ Brian Harcourt
-------------------------

Brian Harcourt


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